Exhibit 24

POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of Linda Epstein, David Hollander, and Storrow Gordon signing singly, as the undersigned's true and lawful attorney-in-fact to:

(1)

execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director, affiliate and/or control person of Electronic Data Systems Corporation (the "Corporation"), any form, report, certification or other document, regardless of how denominated (collectively, the "Forms") that are required under any law, rule, regulation, ruling, order, decree (collectively, the "Rules") to be filed or provided to any governmental agency, entity or body (whether federal, state or local in or outside the United States) or to any stock exchange or similar self-regulatory body (collectively, the "Agencies") in each and any case to the extent such Forms reflect or report any ownership by the undersigned of securities of the Corporation or any transactions (whether purchases, sales or otherwise) in securities of the Corporation;

(2)

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms and timely file such Forms with the applicable Agencies; and

(3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and content as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with any Rule.

This Power of Attorney shall remain in full force and effect until the earlier of the (i) undersigned ceases to be an insider, or (ii) is no longer required to file any Forms pursuant to the Rules, or (iii) written revocation by the undersigned delivered to the foregoing attorneys-in-fact.

The undersigned understands and acknowledges that the SEC requires any electronic requests for a Form ID and/or Passphrase be authenticated. The Undersigned hereby confirms the authenticity of any such electronic request submitted for a Form ID and/or Passphrase, or any update thereto, by any of the foregoing named individuals on or after the date hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of July, 2006.

                                                                             /S/ WILLIAM E. CASPER                                                                                                               Signature - William E. Casper

Sworn to and subscribed before me this 21st day of July, 2006.

                                                                             /S/ KELLI D. MYATT

Notary Public in and for the State of Texas

My Commission Expires:
March 11, 2007